SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2013

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors (the “Committee”) of Integrated Silicon Solution, Inc. (the “Company”) has adopted the Nonqualified Deferred Compensation Plan (the “NDCP”), effective as of March 22, 2013, to provide certain unfunded deferred compensation benefits to a select group of management and highly-compensated employees of the Company and its participating subsidiaries and affiliates (“Qualifying Employees”), which group includes the Company’s named executive officers. The NDCP is intended to comply with the requirements of Section 409A of the Internal Revenue Code and applicable guidance issued under that section. The NDCP is administered by the Company or by a committee of individuals appointed by the Company (the “Plan Administrator”). Employees of the Company and its participating subsidiaries and affiliates who are Qualifying Employees may participate in the NDCP if they are designated as eligible for participation by the Plan Administrator.

The NDCP allows a participant in the plan to defer part of his or her base salary and/or commissions (if any), but not more than 50% of his or her base salary or commissions, and all or part of his or her eligible bonus (if any) or performance-based compensation (if any), in each case on a pre-tax basis. Such deferrals made by participants in the NDCP are at all times 100% vested. In addition, the Company and its participating subsidiaries and affiliates may, but are not required to, make matching or discretionary contributions to the accounts of participants in the NDCP. The matching or discretionary contributions (if any) made by the Company and/or its participating subsidiaries and affiliates may be subject to any vesting schedule determined by the Company when any such matching or discretionary contribution is made, but will vest in full upon a participant’s disability, death, separation from service due do retirement, or upon a “change in control” of the Company (as defined in the NDCP).

Compensation deferrals made by each participant under the NDCP and/or matching or discretionary contributions (if any) made by the Company and/or its participating subsidiaries and affiliates are credited to a bookkeeping account maintained on behalf of the participant, which may be divided into one or more retirement sub-accounts and/or in-service sub-accounts as designated by the participant. Each participant may direct that his or her sub-accounts may be valued by the Plan Administrator as if they were invested in one or more hypothetical investment funds that may be designated from time to time by the Plan Administrator, and shall otherwise be credited with deemed interest as frequently as administratively feasible (as determined by the Plan Administrator) at a rate equal to the Prime Rate reported by the Board of Governors of the Federal Reserve System, plus 1.0%.

A participant’s NDCP account balances generally are distributed upon the date(s) elected by the participant in accordance with the terms of the NDCP. Distributed amounts are paid in the form of a lump sum cash payment or a fixed number of annual cash installment payments as elected by the participant in accordance with the terms of the NDCP, subject to certain exceptions as provided in the NDCP, such as death, disability, a separation from service, a change in control of the Company or in-service withdrawals due to certain unforeseeable emergencies. Distributed amounts generally are included in a participant’s gross income and reported in the year(s) in which they are distributed to the participant. The NDCP may be amended by the Company at any time at its sole discretion in accordance with applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Integrated Silicon Solution, Inc. Nonqualified Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: March 25, 2013
/s/ John M. Cobb
John M. Cobb
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Integrated Silicon Solution, Inc. Nonqualified Deferred Compensation Plan